                   Exhibit 99.2

MORBARK HOLDINGS GROUP, LLC
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018
(With Independent Auditor’s Report Thereon)

                   Exhibit 99.2

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES

Table of Contents

Page
INDEPENDENT AUDITOR’S REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statement of Earnings and Comprehensive Income	3

Consolidated Statement of Members’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6

                   Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Members of
Morbark Holdings Group, LLC and Subsidiaries

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Morbark Holdings Group, LLC and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of earnings and comprehensive income, members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes: the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Morbark Holdings Group, LLC and Subsidiaries as of December 31, 2018, and the results of their operations and their cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.
Troy, Michigan
March 19, 2019

                   Exhibit 99.2

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2018

Assets

Current assets:
Cash and cash equivalents	$1,584,317
Accounts receivable - trade, less allowance for doubtful accounts of $703,100	19,927,212
Inventories (note 2)	61,869,532
Prepaid expenses and other current assets	1,290,899

Total current assets	84,671,960

Property and equipment:
At cost, less accumulated depreciation of $5,508,867 (notes 3, 4 and 5)	34,139,054

Other assets:
Goodwill and other intangibles, less accumulated amortization of $6,488,583 (note 1)	35,400,909

Total assets (notes 4 and 5)	$154,211,923

Liabilities and Members' Equity

Current liabilities:
Checks written in excess of deposits	$504,514
Accounts payable - trade	15,556,296
Current portion of long-term debt (note 5)	3,233,191
Accrued liabilities:
Payroll and payroll related	3,800,047
Taxes	955,365
Customer deposits (note 1)	1,638,850
Warranty and product liability (note 8)	4,437,559
Long-term incentive plan (note 9)	3,777,877
Other	5,216,207

Total current liabilities	39,119,906

Line-of-credit (note 4)	17,958,251

Long-term debt (note 5)	20,871,686

Total liabilities	77,949,843

Members' equity	76,262,080

Total liabilities and members' equity	$154,211,923

See accompanying notes to consolidated financial statements

                   Exhibit 99.2

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS AND COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2018

Net sales	$205,463,497

Cost of sales	154,157,080

Gross profit	51,306,417

General and administrative expenses	35,457,739

Engineering costs	4,395,656

Earnings from operations	11,453,022

Other income (expense):
Rental income	1,695,613
Interest income	3,975
Interest expense	(2,857,436)
Other - net	276,236

Total other income (expense)	(881,612)

Net earnings before other comprehensive loss	10,571,410

Other comprehensive loss:
Loss on currency translation	(217,833)

Net comprehensive income	$10,353,577

See accompanying notes to consolidated financial statements

                   Exhibit 99.2

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
YEAR ENDED DECEMBER 31, 2018

Balance - January 1, 2018	$72,923,107

Member redemptions	(3,000,000)

Distributions to members	(4,014,604)

Comprehensive income:
Net earnings	10,571,410
Other comprehensive loss:
Currency translation	(217,833)

Total comprehensive income	10,353,577

Balance - December 31, 2018	$76,262,080

See accompanying notes to consolidated financial statements

                   Exhibit 99.2

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOW
YEAR ENDED DECEMBER 31, 2018

Cash flows from operating activities:

Net earnings	$10,571,410

Adjustments:
Depreciation and amortization	6,725,094
Bad debt recovery	(67,329)
Loss on sale of assets	241,638
Interest expense incurred on long-term debt accrued directly to principal balance	318,675

Changes in assets and liabilities (net of effects of acquisition):
Increase in accounts receivable	(3,533,840)
Decrease in inventories	11,508,732
Decrease in prepaid expenses and other current assets	1,907,184
Decrease in accounts payable	(4,905,550)
Increase in accrued liabilities	9,522,037

Total adjustments	21,716,641

Net cash provided from operating activities	32,288,051

Cash flows from investing activities:
Purchase of property and equipment	(3,685,126)
Proceeds from sale of property and equipment	77,171
Acquisition of the shares of Denis Cimaf, Inc. (net of $725,371 in cash acquired)	(12,647,755)

Net cash used in investing activities	(16,255,710)

Cash flows from financing activities:
Decrease in checks written in excess of deposits	(2,552,972)
Net payments on line-of-credit	(2,110,419)
Principal payments on long-term debt	(3,360,030)
Member redemptions	(3,000,000)
Distributions to members	(4,014,604)

Net cash used in financing activities	(15,038,025)

Effect of foreign currency exchange rates	(217,833)

Net increase in cash	776,483

Cash - January 1, 2018	807,834

Cash - December 31, 2018	$1,584,317

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest	$2,857,436

Schedule of Noncash Financing Activities

Interest expense incurred on long-term debt accrued directly to principal balance	$318,675

See accompanying notes to consolidated financial statements

                   Exhibit 99.2

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Morbark Holdings Group, LLC (“Morbark Holdings”) has a wholly-owned subsidiary; Morbark, LLC (“Morbark, LLC”). Morbark, LLC has three wholly-owned subsidiaries; Rayco Manufacturing, LLC (“Rayco”), Morbark IC-DISC, Inc. (“Morbark IC-DISC”), and Denis Cimaf, Inc. (DC), (collectively referred to as “Morbark” or “Company”). The Company is in the business of manufacturing industrial grade equipment for the pulp and paper, sawmill, forest products and solid waste industries and sells to customers in approximately 50 states and various regions around the world. The Company also repairs and refurbishes used equipment that is either owned by the customer or purchased by the Company. Rayco is also engaged in renting used equipment on hand to customers. The manufacturing operations are located in Winn, Michigan, Wooster, Ohio and Roxton Falls, Quebec.

On December 18, 2018, Morbark, LLC acquired all of the membership interest of DC.

Principles of Consolidation

The consolidated financial statements include the accounts of Morbark Holdings Group, LLC and its wholly-owned subsidiary; Morbark, LLC and, Morbark, LLC’s wholly-owned subsidiaries; Rayco, Morbark IC-DISC and DC. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Rental Accounting

The Company’s primary source of revenue is from the sale of its products. The Company also records revenue from repair and refurbishment jobs of used equipment as well as equipment rentals. The Company generally recognizes revenue from the sale of its products upon shipment, upon customer acceptance or at the successful completion of a repair. Related shipping and handling costs are included in general and administrative expenses.

Rentals to customers are generally short-term and are classified as operating leases. Under this method, revenue is earned over the term of the lease. The Company does not currently have any leases classified as direct financing leases.

                   Exhibit 99.2

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid investments with original maturities of three months or less.

The Company places its temporary cash investments with high credit quality financial institutions. The total cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. At various times during the year, such balances may be in excess of the FDIC limit, and at December 31, 2018, approximately $196,000 was above the insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances.

Accounts Receivable

Accounts receivable are valued at customer invoice amounts less an allowance for doubtful accounts, which is determined by a combination of calculating bad debt experience and applying it to current receivables and determining the collectability of individual accounts, through a charge to earnings and a credit to a valuation allowance. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to accounts receivable.

The Company considers accounts to be past due based upon the contractual terms for individual invoices. Interest is charged to past due accounts up to 18% per annum when an account is ten days past due and recorded as income in the current period.

Transfers of Financial Assets

The Company executes factoring and sales agreements with respect to its trade accounts receivable to support its working capital requirements. The Company accounts for these transactions as sales-type transfers of financial assets based on the terms and conditions of each agreement.

Inventories

Inventories consist of raw materials, parts and components, work-in-process, newly manufactured equipment and used equipment, which is normally taken in trade on sales of new equipment. Inventories are valued at the lower of cost or net realizable value, with cost determined using the first-in, first-out method. The Company’s policy is to reduce specific inventories for excess and obsolete items based on management’s review of on-hand inventories compared to estimated future sales and usage.

Property and Equipment

Property and equipment was recorded at fair value upon acquisition and depreciated using a combination of accelerated and straight-line methods over the estimated useful lives of the respective assets, ranging from 3 to 40 years. The costs of repairs and maintenance are charged to expense as incurred; major renewals and betterments are capitalized. Rental equipment is recorded at cost and depreciated over the estimated useful life of the equipment. Rental

                   Exhibit 99.2

equipment is depreciated whether or not it is out on rent. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included on the consolidated statement of earnings and comprehensive income.

The Company reviews the carrying value of long-lived assets used in operations for impairment when events and circumstances warrant such a review. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amounts by which the carrying value exceeds the fair market value. Fair value is determined using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Business Combination - Goodwill and Other Intangibles

On December 18, 2018, Morbark, LLC entered into a purchase agreement to acquire the shares of DC for a total purchase price of approximately $13,373,000, including the assumption of certain liabilities. The acquisition was funded by financing from the bank.

The Company accounted for this acquisition under the purchase method of accounting. The fair value of the assets acquired and liabilities assumed were based on independent appraisals and estimates by management. However, the Company has elected not to obtain an independent valuation of intangible assets apart from goodwill. The following is a condensed summary of the approximate values of assets and liabilities acquired:

Current assets	$7,122,000
Property, plant and equipment	2,282,000

Total assets	9,404,000

Current liabilities	3,788,000

Net assets acquired	5,616,000

Total purchase price (before assumed liabilities)	13,373,000

Purchase price in excess of the fair value of net assets acquired before the allocation of identified intangible assets	$7,757,000

Goodwill and other intangibles	$7,757,000

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. Certain other intangible assets acquired as part of the business combination include patents, trademarks, service marks, trade name, copyrights and other marks. Similar to other closely held entities, the Company has elected not to obtain a valuation of these other intangible assets apart from goodwill. Instead, the Company has elected to adopt Accounting Standards Update (ASU) No. 2014-18 - Accounting for Identifiable Intangible Assets in a Business Combination, which allows them to apply the entire excess of the purchase process paid over the fair value of the tangible assets acquired to goodwill. The Company meets the

                   Exhibit 99.2

requirements of the new standard, and as a result, the valuation and allocation of the purchase price to certain identifiable other intangible assets apart from goodwill is not required.

The Company evaluates the recoverability of its goodwill when facts and circumstances indicate that the carrying value is not recoverable. If the carrying value is not recoverable, impairment is measured as the amount by which the carrying value exceeds its estimated fair value. At December 31, 2018, the Company evaluated its goodwill and intangible assets for impairment and determined no impairment was necessary.

The Company incurred transaction costs of approximately $268,000 related to the acquisition which are included in consolidated net earnings for the year ended December 31, 2018.

As of December 31, 2018, the Company had total goodwill of $41,770,493. Under ASU No. 2014-02, the Company elected to amortize goodwill over 10 years on a straight-line basis. Accumulated amortization amounted to $6,488,583 as of December 31, 2018. Amortization expense related to goodwill for the year ended December 31, 2018 amounted to $3,448,548.

Future amortization expense for the five years succeeding December 31, 2018 is scheduled as follows:

2019	$4,177,049
2020	4,177,049
2021	4,177,049
2022	4,177,049
2023	4,177,049

Customer Deposits

The Company may receive payments for future equipment orders. Customer deposits are recorded as accrued liabilities on the consolidated balance sheet.

Warranty Liabilities

Product warranty liabilities are recorded for products sold based on management’s estimates of the amount that will be required to settle such obligations. These reserves are based on several factors including past experience, the length of the warranty period, historical performance of the products, changes in performance of newer products, the mix and volumes sold with respect to such products, as well as various other considerations.

Advertising

Costs related to advertising are charged to expense as incurred. Advertising expense was $719,722 for the year ended December 31, 2018.

Income Taxes

The Company is organized as a limited liability company and is not subject to Federal income tax in accordance with partnership tax rules. Therefore, there is no provision for Federal

                   Exhibit 99.2

income tax on the consolidated statements of earnings and comprehensive income and members’ equity, since income is taxed at the individual member level.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2015 - 2018.

Subsequent Events

The consolidated financial statements and related disclosures include evaluation of events up through and including March 19, 2019, which is the date the consolidated financial statements were available to be issued.

Note 2 - Inventories

Inventories are summarized as follows:

Raw materials	$7,089,227
Parts and components	20,298,330
Work-in-process	12,625,401
New equipment	19,497,950
Used equipment	2,358,624

Total inventories	$61,869,532

Note 3 - Property and Equipment

The principal categories of property and equipment are summarized as follows:

Land	$1,002,240
Buildings and improvements	21,668,949
Machinery and equipment	13,813,937
Office equipment and software	2,049,805
Vehicles	634,158
Construction-in-progress	478,832

Total cost	39,647,921

Less accumulated depreciation	(5,508,867)

Undepreciated cost	34,139,054

Depreciation expense for the year ended December 31, 2018 was $2,977,169.

Construction-in-progress represents expenditures for assets which have not been placed in service as of December 31, 2018. No depreciation expense will be taken on these assets until

                   Exhibit 99.2

they are placed in service. At December 31, 2018, the estimated costs to complete construction-in-progress amounted to approximately $297,000.

Note 4 - Revolver Credit Agreement

The Company has a revolving credit agreement with its bank under which the Company may borrow up to the lesser of $50,000,000 or the borrowing base, as defined, which provides for access to certain lending facilities, which are collateralized by substantially all of the assets of the Company. Interest on borrowings under this facility is payable monthly. The agreement expires October 11, 2022. At December 31, 2018, the average effective rate of interest was 4.75% charged on the outstanding balance of $17,958,251.

Note 5 - Long-Term Debt

Long-term debt is summarized as follows:

Unsecured note payable, with the Mackinac Center for Public Policy, due in 2027, with annual installments of $50,000, plus interest at 1% below the prime rate	$404,033
Unsecured Isabella term notes payable, with payments commencing at various dates from 2000 through 2056, over periods from 10 to 15 years with varying interest rates at 1% to 2% below the prime rate (minimum interest rate of 6% and maximum interest rate of 10%). In 2018, interest of $318,675 was owing and rolled back into the notes	7,653,354
Term note with a bank, payable in quarterly installments of $714,286, including interest at LIBOR plus 2.75%. The note matures October, 2022 and is secured by all assets of the Company. The balance is net of loan fees of $192,586	16,047,490

Total	24,104,877

Less current portion of long-term debt	3,233,191

Long-term portion	$20,871,686

Notes bearing interest related to the prime rate have their interest rates fixed for various periods up to one year.

                   Exhibit 99.2

The amounts of long-term debt coming due for the years succeeding December 31, 2018 are scheduled as follows:

2019	$3,233,191
2020	2,937,018
2021	2,995,671
2022	3,008,919
2023	3,007,903

The revolver and term loan with the bank contains certain restrictive financial covenants, including the maintenance of a minimum fixed coverage ratio.

Note 6 - Operating Leases

The Company leases certain office equipment under noncancelable agreements, which expire at various dates through 2023. The Company also leases certain other equipment under cancelable leases on a month-to-month basis.

The Company leases their Wooster, Ohio facilities from a related party. This lease expires in October of 2027 and carries monthly payments of $39,000.

The Company leases its Roxton Falls, Quebec office facility from a related party. This lease expires in December 2023 and carries monthly payments of approximately $5,500.

The following is a schedule by year of approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2018.

Year Ending December 31st:

2019	$632,031
2020	632,031
2021	632,031
2022	546,031
2023	546,031
2024 and thereafter	1,872,000
Total rental expense included in the determination of net earnings for the year ended December 31, 2018 amounted to $708,310.

Note 7 - Employee Benefit Plans

Morbark, LLC adopted the Morbark Employee 401(k) Savings Plan (the Plan) for the benefit of substantially all employees. Morbark, LLC is the Plan Sponsor. The Company matches employee contributions to the Plan up to a specific limit and, at the Company’s discretion, has made additional contributions to the Plan as a percentage of qualified wages. Employer contributions to the Plan were $763,533 for the year ended December 31, 2018.

                   Exhibit 99.2

Rayco Manufacturing, LLC adopted the Rayco Manufacturing, LLC 401(k) Plan (the Plan) for the benefit of substantially all employees. Rayco Manufacturing, LLC is the Plan Sponsor. The Company matches employee contributions to the Plan up to a specific limit and, the Company may make additional contributions to the Plan at the Company’s discretion. Employer contributions to the Plan were $296,893 for the year ended December 31, 2018.

The Company self-insures medical claims. Individual claims greater than $275,000 are covered by stop-loss insurance. Benefits in excess of this limit are covered by insurance. The Company records an accrual for claims incurred but not yet settled based on management’s analysis of information received from its outside administrator, which is included in accrued liabilities - other on the consolidated balance sheet.

The Company self-insures workers’ compensation administered by Morbark, LLC. Individual claims greater than $600,000 are covered by stop-loss insurance. The Company records an accrual for claims incurred but not yet settled based on management’s analysis of information received from its outside administrator, which is included in accrued liabilities - other on the consolidated balance sheet.

Note 8 - Contingent Liabilities

Morbark Holdings Group, LLC and Subsidiaries are the defendants in a few pending or threatened legal actions involving a variety of matters. Product liability claims are insured above a $250,000 deductible. At December 31, 2018, Morbark Holdings Group, LLC and Subsidiaries have reserved losses of $325,000 for specific claims. Losses arising out of the non-determinable actions are not expected to have a significant impact on the Company’s operations or financial position.

Morbark Holdings Group, LLC and Subsidiaries have recorded a reserve for product warranty claims of $4,112,559 as of December 31, 2018. The estimate includes specific warranty claims and identified warranty issues. The estimate also includes a reserve for unidentified future claims. Warranty expense was $2,871,432 for the year ended December 31, 2018.

The change in the Company’s aggregate product warranty liabilities is summarized as follows:

Beginning reserve	$3,669,353
Current year provisions	3,314,636
Current year claims	(2,871,430)

Ending reserve	$4,112,559

Note 9 - Long-Term Incentive Plan

On March 18, 2016, in conjunction with the Company’s Amended and Restated Limited Liability Agreement (“the LLC Agreement”), the Company adopted a Long-Term Incentive Plan (the “Plan”) that provides for the award of Profits Interest to certain members of management and Directors as compensation for services rendered for or on behalf of the Company. Each profit interest unit granted pursuant to the Plan is intended to qualify as a

                   Exhibit 99.2

“profits interest” for U.S. federal income tax purposes and will only have value to the extent the value of the Company increases beyond the value at issuance. The membership interests are represented by units (the “Units”) reserved for issuance of awards under the Plan. The Units do not entitle the holders to share in or be allocated profits and losses of the Company, or to receive any share of distributions pursuant to the LLC Agreement. In connection with the adoption of the Plan, a form of Profits Interest Award Agreement (the “Agreement”) was approved pursuant to which Units may be granted from time to time to the participant. Units vest upon the achievement of certain milestones:

Vesting of Time Profits Interest

1.Time-Based Vesting: 25% of the Time Profits Interest shall become vested in the year of the award, and on each of the first, second and third anniversaries of such date; subject to the participants continued service to the Company.
2.Liquidity Vesting: 100% vested as of immediately prior to the occurrence of a liquidity event, subject to the participants continued service to the Company through the date of the liquidity event.

Vesting of Performance Profits Interest

Performance-Based Vesting

1. 12.5% of Performance Profits Interest shall become vested on the determination date with respect to each of the fiscal years 2017 through 2020.
2.A tranche shall become vested on the determination date with respect to each applicable year, subject to the participants continued service to the Company.

Catch up Vesting

3.If EBITDA for an applicable year is less than the EBITDA target for such applicable year, but at least 90% of the EBITDA target for such applicable year, that portion of the performance profits interest that was subject to vesting with respect to an EBITDA missed year but otherwise failed to become vested, shall be vested and exercisable on the determination date subject to certain restrictions in the Profits Interest Award Agreement.

Accelerated Vesting

4.If a participant experiences a qualifying termination as defined under the Agreement, then the Company may allow certain vesting up through the year of termination.

The profits interest units are accounted for in accordance with Accounting Standards Codification (“ASC”) 78-10, “Compensation-Stock Compensation”. The units vest as described above, and therefore, the vesting conditions do not meet the definition of service, market or performance conditions, as defined ASC 718. As such, the units are classified as liability awards. The liability awards are measured at fair value on the grant date and re-measured each reporting period at fair value until the award is settled. Compensation expense is adjusted each reporting period for changes in fair value prorated for the portion of the

                   Exhibit 99.2

requisite service period rendered. The vested liabilities related to the Plan recorded by the Company as of and for the year ended December 31, 2018 amounted to $3,777,877.

* * * End of Notes * * *